UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2014

VERACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7000 Shoreline Court, Suite 250, South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (650) 243-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 18, 2014, Veracyte, Inc. (the “Company”) entered into a Consent and First Amendment to Loan and Security Agreement (the “Amendment”) with Silicon Valley Bank (the “Bank”), which amends the Loan and Security Agreement dated as of June 26, 2013 (as amended, the “Loan Agreement”) between the Company and the Bank.  Under the Amendment, term loans for up to an aggregate of $15.0 million are available, in three tranches each not to exceed $5.0 million, with the initial $5.0 million drawn down on the date of the Amendment and used to repay in full the principal amount outstanding under the initial $5.0 million term loan drawn down under the Loan Agreement in June 2013.  The Company may request the second term loan of up to $5.0 million on or prior to December 31, 2015 and may request the third term loan of up to $5.0 million on or prior to June 30, 2016, subject to certain restrictions.

The term loans under the Amendment bear interest at a fixed rate equal to 1.75% above the prime rate as published in The Wall Street Journal on the date of incurrence, resulting in the initial $5.0 million term loan bearing interest at a fixed rate of 5.0%.  The Company is required to repay any outstanding principal amounts in 24 equal monthly installments beginning on January 1, 2017. On the date of the final principal payment, the Company must also pay an end-of-term payment equal to 4.75% of the amount borrowed. The Company may, at its option, prepay the term loan borrowings by paying the Bank a prepayment premium.

The Company’s obligations under the Loan Agreement continue to be subject to covenants, including covenants limiting the Company’s ability to dispose of assets, undergo a change in control, merge with or acquire other entities, incur debt, incur liens, pay dividends or other distributions to holders of its capital stock, repurchase stock and make investments, in each case subject to certain exceptions, and to compliance with one of two new financial covenants added by the Amendment, one requiring a minimum level of liquidity and the other requiring the Company to achieve specified levels of revenues.  The Company’s obligations under the Loan Agreement continue to be secured by a security interest on substantially all of its assets, excluding its intellectual property and certain other assets.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Consent and First Amendment to Loan and Security Agreement dated as of December 18, 2014 between Silicon Valley Bank and Veracyte, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2014

VERACYTE, INC.

	By	/s/ Shelly D. Guyer
	Name:	Shelly D. Guyer
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Consent and First Amendment to Loan and Security Agreement dated as of December 18, 2014 between Silicon Valley Bank and Veracyte, Inc.